77 E  LEGAL PROCEEDINGS
FEDERATED
Since October 2003
Federated and related
 entities collectively
Federated and various
 Federated
funds Funds have been
named as defendants in
several class action
lawsuits now pending in the
United States District
 Court for the District
 of Maryland The lawsuits
 were purportedly filed
on behalf of
people who purchased
 owned andor redeemed
shares of Federatedsponsored
 mutual funds during
specified periods
 beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal
and improper trading
practices including market
timing and late trading in concert
 with
certain institutional
traders which allegedly
 caused financial injury
to the mutual fund shareholders
These lawsuits began to be
filed shortly after Federateds
 first public announcement that
it had received
requests for information on
shareholder trading activities
 in the Funds from the SEC the
Office of the
New York State Attorney General
NYAG and other authorities In
that regard on November 28
2005 Federated announced that
it had reached final settlements
with the SEC and the NYAG with
respect
to those matters Specifically
the SEC and NYAG settled
 proceedings against three
Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC an
SECregistered investment
adviser to
various Funds and Federated
Securities Corp an SECregistered
brokerdealer and distributor
 for the
Funds violated provisions of
the Investment Advisers Act and
Investment Company Act by approving
but not disclosing three market
 timing arrangements or the
associated conflict of interest
 between FIMC
and the funds involved in the
arrangements either to other
fund shareholders or to the
funds board and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
agent failed to
prevent a customer and a
Federated employee from
late
trading in violation of
provisions of the
Investment Company Act The
NYAG found that such conduct
 violated provisions of New
 York State
law Federated entered into
the settlements without admitting
or denying the regulators
 findings As
Federated previously reported
in 2004 it has already paid
approximately 80 million to
certain funds as
determined by an independent
consultant As part of these
settlements Federated agreed
to pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional 72 million and among
other things agreed that it
would not serve as investment
adviser to any registered investment company unless i at least 75 of the funds directors are independent of Federated ii the chairman of
each such
fund is independent of Federated
iii no action may be taken by
the funds board or any committee
thereof unless approved by a majority
of the independent trustees of the
fund or committee respectively
and iv the fund appoints a senior
officer who reports to the
independent trustees and is
responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for
managing the
process by which management
fees charged to a fund are
approved The settlements are
 described in
Federateds announcement which
along with previous press
releases and related communications
on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
have also been named as
defendants in several additional
lawsuits the
majority of which are now
pending in the United States
District Court for the Western
District of
Pennsylvania alleging among
other things excessive advisory
and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in these
lawsuits Federated and the
Funds and their respective
counsel are reviewing the
allegations and intend
to defend this litigation
Additional lawsuits based
upon similar allegations may
be filed in the future The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
 fees and expenses
and future potential similar
suits is uncertain Although
we do not believe that these
lawsuits will have a
material adverse effect on
the Funds there can be no
assurance that these suits
ongoing adverse publicity
andor other developments
 resulting from the regulatory
 investigations will not result
 in increased Fund
redemptions reduced sales
of Fund shares or other adverse
consequences for the Funds

EDWARD JONES
In the normal course of
business Edward Jones is
 named from time to time
 as a defendant in various
legal actions including
arbitrations class actions
and other litigation
Certain of these legal actions
include claims for substantial
compensatory andor
punitive damages or claims
for indeterminate amounts
of damages Edward Jones is
involved from time to time
in investigations and proceedings
by
governmental and selfregulatory
agencies certain of which may
result in adverse judgments fines or
penalties Recently the number
of legal actions and investigations
has increased with a focus on mutual
fund issues among many firms
in the financial services
industry including Edward Jones
The potential
impact of these legal proceedings
is uncertain As of the date
of this prospectus Edward
Jones does not
believe that any current or
anticipated legal proceedings
will have a material adverse
 impact on Edward
Jones or the Fund However
there can be no assurance
that these suits the ongoing
adverse publicity
andor other developments
 resulting from the regulatory
investigations will not result
in increased Fund
redemptions reduced sales of
 Fund shares or other adverse
consequences for the Fund